Exhibit 10.25

AMENDMENT NO. 1

to the

LICENSE AGREEMENT

between

RNI Aquaculture, LLC

and

The Texas A&M University System

This amendment (“Amendment No. 1”) to the license agreement dated December 26, 2014 (the “Agreement”; SYSTEM reference no. L-1250) is made and entered into by and between RNI Aquaculture, LLC, a limited liability company with principal offices in Marshall, Minnesota (“LICENSEE”) and The Texas A&M University System, with principal offices in College Station, Texas, (“SYSTEM), collectively referred to as “Parties” and individually as “Party.”

W I T N E S S E T H :

WHEREAS, the Parties previously entered into the Agreement regarding certain intellectual property related to shrimp production; and

WHEREAS, LICENSEE now desires to amend certain terms of the Agreement based on the extended development timeline of the LICENSED TECHNOLOGY; and

WHEREAS, SYSTEM is willing to amend the Agreement in consideration of LICENSEE’s continued commitment to development of the LICENSED TECHNOLOGY.

NOW THEREFORE, the Parties agree that the Agreement is hereby amended as follows:

1.           DELETE paragraph 3.03 in its entirety.

2.           ADD a new paragraph 3.03 as follows:

“3.03          Minimum Annual Consideration. In order to maintain the exclusive license to PATENT RIGHTS, LICENSEE must pay SYSTEM minimum annual consideration according to the following schedule:

(a)           Calendar Year 2021 and 2022                                         $20,000

(b)          Calendar Year 2023 and every year after through
the expiration of this Agreement                                    $50,000

In the event that LICENSEE’s payment of royalties for the Calendar Year due under paragraph 3.02 do not meet or exceed the required minimum annual consideration, LICENSEE’s royalty payment for the last quarter of the Calendar Year must include payment of the balance needed to achieve the required minimum. If this Agreement expires or is terminated before the end of a Calendar Year, the corresponding minimum annual consideration will be prorated for that year.”

3.           DELETE paragraph 5.01 in its entirety.

4.           ADD a new paragraph 5.01 as follows:

“5.01          Milestone. LICENSEE must record first sales of LICENSED PRODUCTS in the TERRITORY no later than December 31, 2019. LICENSEE must provide written notification to SYSTEM within thirty (30) days of achieving this milestone.”

EXCEPT as provided herein, all terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to become effective on the date executed below by the last signatory to this Amendment.

RNI AQUACULTURE, LLC		THE TEXAS A&M UNIVERSITY SYSTEM

/s/ Brian Knochenmus		/s/ Brett Cornwell

By:	Brian Knochenmus	Brett Cornwell

Title:	Managing Member	Executive Director
Texas A&M Technology Commercialization

Date:	12/12/18	Date:	12-12-18